                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       LINENS 'N THINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             LINENS 'N THINGS, INC.
                                6 BRIGHTON ROAD
                           CLIFTON, NEW JERSEY 07015

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2000

                            ------------------------

To Linens 'n Things, Inc. Shareholders:

    The Annual Meeting of Shareholders of Linens 'n Things, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey, on Wednesday, May 10, 2000, at 11:00 a.m. (the "Annual Meeting"), for the following purposes:

       1.  To elect two directors, each for a three-year term.

       2. To consider and act upon a proposal to approve the adoption of the 2000 Stock Award and Incentive Plan.

       3. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment.

    Shareholders of record at the close of business on March 16, 2000 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment.

                                      By order of the Board of Directors,

                                      /s/ Brian D. Silva

                                      BRIAN D. SILVA
                                      Senior Vice President,
                                      Human Resources and
                                      Secretary

March 30, 2000

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             LINENS 'N THINGS, INC.
                                6 BRIGHTON ROAD
                           CLIFTON, NEW JERSEY 07015

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2000
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is being furnished to the shareholders of Linens 'n Things, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 10, 2000, at 11:00 a.m., at 6 Brighton Road, Clifton, New Jersey and at any postponement or adjournment (the "Annual Meeting"). At the Annual Meeting, shareholders of the Company are being asked to consider and vote on (1) the election of two directors, each for a three-year term, and (2) the approval of the adoption of the 2000 Stock Award and Incentive Plan (the "2000 Plan").

    This Proxy Statement, the Notice of Meeting and accompanying proxy are first being mailed to shareholders on or about March 30, 2000.

                                    GENERAL

    The holders of record of shares of the Company's Common Stock at the close of business on March 16, 2000 are entitled to vote such shares at the Annual Meeting. On February 1, 2000, there were outstanding 39,478,802 shares of Common Stock.

    The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held as of the record date on each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker nominee does not vote on one or more matters at the meeting because it has not received voting instructions from the beneficial owner and under New York Stock Exchange rules does not have discretionary authority to vote on such matter.

    Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote. Abstentions are not counted as votes in connection with determining the plurality required to elect directors and have no effect on the outcome of that vote.

    Under New York Stock Exchange rules for listing purposes, the adoption of the 2000 Plan will be approved by shareholders if approved by a majority of the votes cast on the proposal in person or by proxy, provided that the total votes cast on the proposal represent more than 50% of all shares entitled to vote on the matter at the Annual Meeting. Abstentions will not be counted in connection with the approval of this proposal, but will be counted in determining whether the votes cast represent 50% of the shares entitled to vote at the Annual Meeting. Any broker non-votes will be disregarded and will have no effect on the outcome of this proposal.

    Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given in the proxy, it will be voted for the persons designated in the proxy as the Board of Directors' nominees for director, for the proposal to approve the adoption of the 2000 Plan, and, with respect to any other matter properly submitted to shareholders at the Annual Meeting, as recommended by the Board of Directors or, if no recommendation is given, in its discretion.

    A proxy may be revoked by filing with the Secretary of the Company, prior to the exercise of the proxy, either a written revocation of that proxy or a new proxy bearing a later date. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

    This proxy solicitation is being made on behalf of the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, telefax or e-mail by regular employees of the Company without additional compensation. The Company has also retained Corporate Investor Communications, Inc. to assist it in the solicitation of proxies for a fee of $7,500, plus out-of-pocket expenses. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

                                     ITEM 1
                           ELECTION OF TWO DIRECTORS

    GENERAL. The Board of Directors currently consists of five members and is divided into three classes approximately equal in size. Directors are generally elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years respectively. This year's nominees have each been nominated to serve for a three-year term expiring in the year 2003. The Company has inquired of each nominee and determined that he will serve if elected. If, for any reason, a nominee is not available for election, which is not expected, the proxy committee may vote for such substitute nominee as may be recommended by the Board of Directors.

    The two nominees to the Board of Directors at the Annual Meeting are current directors of the Company. Set forth below is a description of the background of the nominees. Also set forth below is a description of the background of the existing directors whose terms of office extend beyond the Annual Meeting. The Board of Directors recommends that shareholders vote "FOR" the Company's nominees for director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

PHILIP E. BEEKMAN                                            Director since 1997

    Mr. Beekman, age 68, is President of Owl Hollow Enterprises, Inc., a consulting and investment company. From 1986 to 1994, Mr. Beekman was Chairman of the Board and Chief Executive Officer of Hook SupeRx, Inc., a retail drug store chain. Prior to that he was President and Chief Operating Officer of Seagram Company Limited. Mr. Beekman is also a director of General Chemical Group, Inc., Kendle International Inc. and Sunbeam Corporation.

HAROLD F. COMPTON                                            Director since 1998

    Mr. Compton, age 52, is President and Chief Operating Officer of CompUSA Stores Inc. ("CompUSA Stores") and Executive Vice President and Chief Operating Officer of CompUSA Inc. ("CompUSA"). Mr. Compton joined CompUSA in 1994 as Executive Vice President--Operations, becoming Chief Operating Officer in 1995 and President of CompUSA Stores in 1996. From 1993 to 1994 he served as President and Chief Operating Officer of Central Electric, Inc. and from 1989 to 1993 he served as Executive Vice President--Operations and Human Resources and Director of Stores for HomeBase. Mr. Compton is also a director of Stage
Stores, Inc.

                 DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

NORMAN AXELROD                                               Director since 1996

    Mr. Axelrod, age 47, has been President and Chief Executive Officer of the Company since 1988, and in 1997 also became the Chairman of the Board of the Company. Between 1976 and 1988 Mr. Axelrod held various management positions at Bloomingdale's, ending with Senior Vice President, General Merchandise Manager. Mr. Axelrod's term as a director of the Company expires in 2002.

CHARLES C. CONAWAY                                           Director since 1996

    Mr. Conaway, age 39, is President and Chief Operating Officer of CVS Corporation ("CVS"), and President and Chief Operating Officer of CVS
Pharmacy, Inc. Mr. Conaway joined CVS in 1992 as Senior Vice President, Pharmacy, and was Executive Vice President and Chief Financial Officer of CVS from 1995 until April 1999. Prior to joining CVS, he was Executive Vice President and Chief Operating Officer of Reliable Drug Stores, Inc. Mr. Conaway is also a director of David's Bridal, Inc. and Streamline.com, Inc.
Mr. Conaway's term as a director of the Company expires in 2002.

STANLEY P. GOLDSTEIN                                         Director since 1996

    Mr. Goldstein, age 65, was Chairman of the Board of CVS until he retired in April 1999, and prior to May 1998 was Chairman and Chief Executive Officer of CVS. Mr. Goldstein co-founded Consumer Value Stores, a retail drug chain, in 1963. CVS was acquired by Melville Corporation in 1969, at which time
Mr. Goldstein became President of the CVS Division of Melville Corporation. In 1984, he was appointed Executive Vice President of Melville Corporation, in 1986 President of Melville Corporation, and in 1987 Chairman and Chief Executive Officer of Melville Corporation. Mr. Goldstein is also a director of CVS, Bell Atlantic Corporation and Footstar, Inc. and is on the Board of Overseers of The Wharton School of the University of Pennsylvania. Mr. Goldstein's term as a director of the Company expires in 2001.

    DIRECTOR COMPENSATION--ATTENDANCE; COMMITTEES. Directors who are not employees of the Company are paid an annual retainer of $10,000 which may be taken either in cash or Common Stock of the Company. Each director has currently elected to accept such retainer in the form of Common Stock. Upon his or her initial election or appointment to the Board, each non-employee director receives an option to purchase 6,000 shares of Common Stock and 400 stock units. Each stock unit represents the right to receive one share of Common Stock at the end of a specified period. One-half of a stock unit is paid six months and a day after the grant date and the other half approximately six months thereafter, provided that on such date the non-employee director has not ceased to serve as a director for any reason other than death, disability, or retirement at or after age 65. In addition, each non-employee director receives 400 stock units and an option to purchase 2,000 shares of Common Stock on the date of each annual meeting.

    In 1999, the Board of Directors held four meetings, the Audit Committee held four meetings and the Compensation Committee held five meetings. There is no standing nominating committee. Each director attended at least 90% of the meetings of the Board of Directors and of the committees of which he was a member.

    AUDIT COMMITTEE. The Audit Committee is intended to function as a communication point among non-Audit Committee directors, internal auditors, the independent auditors and Company management as their respective duties relate to financial accounting, reporting and internal controls. The Audit Committee is also intended to assist the Board of Directors in fulfilling its responsibility with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, reporting practices of the Company and the sufficiency of auditing. Messrs. Beekman (Chairman), Compton and Conaway are the current members of the Audit Committee.

    The New York Stock Exchange recently adopted changes in its listing rules relating to audit committees. One change relates to the independence of directors named to an audit committee and requires, among other things, that audit committee members have not had an employment relationship with the listed company or its affiliates (including a former parent entity of a listed company) for three years. Recognizing that it might be in a company's best interest to retain on its audit committee a director who does not meet this three year requirement, the rule permits one such director on the audit committee if the company's board of directors determines in its business judgment that membership by that director on the audit committee is in the best interests of the company and its shareholders. The Board of Directors of the Company has made such a determination concerning Mr. Conaway, who is currently employed by CVS, a former parent of the Company. The Board's determination was based on the exceptional character and extensive financial and business experience of Mr. Conaway.
Mr. Conaway will qualify as independent under the new rule prior to the end of the current fiscal year.

    COMPENSATION COMMITTEE. The principal responsibilities of the Compensation Committee include the determination and administration of compensation for the senior officers of the Company and other key members of the Company's management, including salary and incentive based plans and ongoing review, in consultation with the Company's executive management and the Board of Directors, of the policies relating to compensation of the Company's senior officers and other key members of the Company's management. Messrs. Goldstein (Chairman), Compton and Conaway are the current members of the Compensation Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth information on compensation for the Company's Chairman, Chief Executive Officer and President, and for the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                               ANNUAL           --------------------------------------
                                            COMPENSATION                        AWARDS
                                       ----------------------   --------------------------------------
                                                                                        NUMBER OF         ALL OTHER
    NAME AND PRINCIPAL       FISCAL                             RESTRICTED STOCK        SECURITIES       COMPENSATION
         POSITION             YEAR     SALARY ($)   BONUS ($)   AWARD(S) ($) (1)    UNDERLYING OPTIONS     ($) (2)
--------------------------  --------   ----------   ---------   -----------------   ------------------   ------------
Norman Axelrod, Chairman,     1999       638,076     665,665      1,254,026               300,000           505,468
  Chief Executive Officer     1998       548,846     707,945       548,373                378,774             9,600
  and President               1997       496,920     513,838          0                   300,000             9,500

Steven B. Silverstein,        1999       350,000     250,250       565,733                 75,000             9,600
  Executive Vice              1998       304,808     234,192       211,436                109,376             9,600
  President, Chief            1997       282,310     210,900          0                    60,000             9,500
  Merchandising Officer

Hugh J. Scullin, Senior       1999       215,000     122,980       289,603                 20,000             9,600
  Vice President, Store       1998       215,000     153,940       149,053                 27,509             9,600
  Operations                  1997       213,650     159,100          0                    30,000             9,500

Brian D. Silva, Senior        1999       222,962     129,844       305,743                 25,000             9,600
  Vice President, Human       1998       208,769     151,792       146,976                 28,345             9,600
  Resources, and Secretary    1997       191,210     148,000          0                    36,000             9,500

William T. Giles, Vice        1999       221,923     124,982       309,810                 30,000             9,600
  President and Chief         1998       200,000     121,720       110,927                 28,345             9,600
  Financial Officer           1997       163,210      96,971          0                    30,000             9,500

------------------------

(1) Valuation of restricted stock awards is based on the fair market value of the shares on the date of grant. The 1999 restricted stock awards for each of the named executives are: Mr. Axelrod, 28,670 shares; Mr. Silverstein, 12,934 shares; Mr. Scullin, 6,621 shares; Mr. Silva, 6,990 shares; and
    Mr. Giles, 7,083 shares. Such restricted stock vests two years from grant date. The number and value of the aggregate of all restricted stock holdings determined as of the end of fiscal 1999 for each of the named executives are: Mr. Axelrod, 78,878 shares, $2,335,972; Mr. Silverstein, 29,229 shares, $865,617; Mr. Scullin, 17,125 shares, $507,157; Mr. Silva, 15,551 shares,
    $460,543; and Mr. Giles, 14,464 shares, $428,351. Holders of restricted stock are entitled to receive dividends, if any, on restricted stock.

(2) For each of fiscal years 1999, 1998 and 1997, represents amounts contributed under the Company's 401(k) profit sharing plan. In addition, for Mr. Axelrod, the fiscal 1999 amount includes the present value cost of $459,842 of the Company's portion of 1999 premiums for split-dollar insurance above the term coverage level, $23,064 of imputed income associated with the term portion of the split-dollar arrangement and $12,962 of related tax reimbursement obligations.

    OPTION GRANTS IN LAST FISCAL YEAR. The table below sets forth certain information concerning stock options granted during 1999 by the Company to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                          -----------------------------------------------------------------------
                                                      PERCENT OF
                          NUMBER OF SECURITIES   TOTAL OPTIONS GRANTED   EXERCISE OR                 GRANT DATE
                           UNDERLYING OPTIONS       TO EMPLOYEES IN      BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                         GRANTED (#)(1)           FISCAL YEAR         ($/SHARE)       DATE         ($)(2)
----                      --------------------   ---------------------   -----------   ----------   -------------
Norman Axelrod..........        300,000                  38.6%              31.00       11/25/09      4,238,520
Steven B. Silverstein...         75,000                   9.6%              31.00       11/25/09      1,059,630
Hugh J. Scullin.........         20,000                   2.6%              31.00       11/25/09        282,568
Brian D. Silva..........         25,000                   3.2%              31.00       11/25/09        353,210
William T. Giles........         30,000                   3.9%              31.00       11/25/09        423,852

------------------------

(1) These options were granted at fair market value and vest and become exercisable in 33.3% annual increments beginning three years from the grant date.

(2) The hypothetical present values on grant date are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value options granted include the stock's expected volatility rate (45%), risk-free rate of return (6.15%), dividend yield (0%), projected time of exercise (4.5 years) and projected risk of forfeiture and non-marketability for the vesting period (6.50% per annum).

    OPTION EXERCISES AND YEAR-END OPTION HOLDINGS. The following table shows information regarding option exercises during 1999 as well as 1999 year-end option holdings for each of the named executive officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF
                                                                          SECURITIES
                                                                          UNDERLYING     VALUE OF UNEXERCISED
                                                                          UNEXERCISED    IN-THE-MONEY OPTIONS
                                          SHARES                       OPTIONS AT FY-END    AT FY-END ($)
                                       ACQUIRED ON                     (#) EXERCISABLE/      EXERCISABLE/
                 NAME                  EXERCISE (#) VALUE REALIZED ($)   UNEXERCISABLE      UNEXERCISABLE
-------------------------------------- ------------ ------------------ ----------------- --------------------
Norman Axelrod........................   216,000        5,825,749       348,306/992,678   6,371,696/6,044,295
Steven B. Silverstein.................    30,000          935,625        91,876/242,500   1,547,465/1,186,200
Hugh J. Scullin.......................    12,000          375,063        50,509/82,500      913,626/675,150
Brian D. Silva........................         0                0        53,345/83,000      931,292/547,620
William T. Giles......................    25,000          762,500        38,345/85,000      632,229/511,050

    EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS; OTHER EXECUTIVE AGREEMENTS.

    Employment and Change in Control Agreements. The Company has employment agreements with Messrs. Axelrod, Silverstein and Scullin (the "Employment Agreements"). The following briefly summarizes the principal terms of the Employment Agreements.

    The period of employment under the Employment Agreements extends initially for four years subject to automatic one-year extensions at the end of the initial term unless either party gives notice of non-renewal at least 180 days prior to expiration of the term. The Employment Agreements generally provide for payment of an annual base salary that will be reviewed each year, but may not be decreased from the amount in effect in the previous year. The Employment Agreements also include provisions concerning annual incentive compensation.

    The Employment Agreements generally provide for (i) continued payment of annual base salary, incentive compensation and other benefits for 24 months in the case of Mr. Axelrod and for 12 months in the case of the other executives in the event the executive's employment is terminated other than in connection with a termination by the Company for "cause" or voluntary termination by the executive without "good reason;" (ii) other restrictive covenants including non-disclosure, non-solicitation of employees and availability for litigation support; (iii) participation in certain benefit plans and programs (including retirement benefits, disability and life insurance, and medical benefits);
(iv) annual and long-term incentive compensation opportunities; and
(v) deferred compensation arrangements.

    In the event of a "change in control," the Employment Agreements generally provide lump sum severance benefits equal to 2 times (2.99 for Mr. Axelrod) annual base salary and target bonus and continued participation in certain welfare benefit plans for 24 months (36 months for Mr. Axelrod). In addition, in the case of voluntary termination, the Company may elect to pay the executive over a 12-month period an amount equal to annual base salary plus target annual bonus in exchange for the executive's agreement not to compete with the Company for a period of one year. Upon a termination for cause, the executives have agreed not to compete with the Company for a period of one year.

    A "change in control" is defined to include a variety of events, including significant changes in the stock ownership of the Company or a significant subsidiary, certain changes in the Company's Board of Directors, certain mergers and consolidations of the Company or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Company. "Good reason" is defined generally as demotion, reduction in compensation, unapproved relocation in the case of Mr. Axelrod or a material breach of the Employment Agreement by the Company. "Cause" is defined generally as a breach of the restrictive covenants contained in the Employment Agreements, certain felony convictions, or willful acts or gross negligence that are materially damaging to the Company.

    If payments under the Employment Agreements following a change in control are subject to the "golden parachute" excise tax, the Company will make an additional "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as it would have been had such excise tax not applied. The Employment Agreements obligate the Company to indemnify the executives to the fullest extent permitted by law, including the advancement of expenses, and, in the case of Mr. Axelrod, generally provides that the Company will reimburse Mr. Axelrod for expenses incurred in seeking enforcement of his Employment Agreement, unless Mr. Axelrod's assertion of such rights is in bad faith or is frivolous.

    Supplemental Executive Retirement Compensation; Split-Dollar Insurance Arrangement. The Company has a supplemental executive retirement benefit plan for Mr. Axelrod, which will provide annual retirement benefits, commencing at or after age 55, to Mr. Axelrod following his retirement from active service. The net annual benefit under the plan is determined based on three primary components: (i) 1.6% of final average compensation, multiplied by (ii) years of service, reduced by (iii) a "reduction amount" ranging from $38,000 (assuming retirement were to occur at age 47) to $530,000 (assuming retirement were to occur at or following age 55). In no event will the annual benefit amount exceed 50% of final average compensation. "Final average compensation" means the average of the participant's base salary and bonus compensation (excluding equity compensation) for the three years (which need not be consecutive) with the Company or its affiliates that yield the highest average compensation.
Mr. Axelrod currently has 12 years of credited service. Assuming a twenty percent increase in final average compensation from the highest annual covered compensation in the Summary Compensation Table above and assuming retirement from service at age 60, the estimated annual retirement benefit payable by the Company under the plan would be approximately $90,800. There is no offset for social security benefits.

    The Company also has a collateral assignment split-dollar insurance arrangement with Mr. Axelrod. See footnote (2) to Summary Compensation Table above. The Company pays an annual premium under the policy until the earlier of age 55 or Mr. Axelrod's retirement. The arrangement is designed so that the Company ultimately receives back from the policy value (the "Company Amount") the sum of (i) all annual premium payments made by the Company, plus (ii) an interest factor of 3.4% annually. Mr. Axelrod's interest in the cash value and death benefit value under the policy is equal to the total policy value minus the Company Amount as calculated above.

REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

    Compensation decisions for the Company's Chief Executive Officer and the other named executive officers for fiscal 1999 were reviewed and determined by the Compensation Committee.

    The overall objectives of the Company's executive compensation program are to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long-term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.

    The Company's executive compensation program for 1999 was reviewed and approved by the Compensation Committee. Before the Company's 1996 IPO, a national compensation consultant was retained by the Compensation Committee to assist the Compensation Committee in reviewing competitive compensation programs for the Company. The consultant reviewed competitive compensation in connection with the Company's senior officers, including the Chief Executive Officer and each of the other named executive officers as well as other members of the management group. This review included compensation levels reported for senior executives of a survey group of 14 retailers. The survey group is not the same group of companies included in the Peer Group index set forth in the Company's Performance Graph below because, in the view of the Compensation Committee and its compensation consultant, such survey group is not necessarily the most representative group for purposes of determining competitive compensation pay practices for the senior executives. Since that time, the Compensation Committee has continued to review the competitiveness of the Company's executive compensation practices based on the pre-IPO survey as well as its own view of the appropriate level and competitiveness of such compensation levels.

    ANNUAL BASE SALARY. Based on this survey group review, annual base salaries for the Chief Executive Officer and the other named executives were established prior to the IPO at approximately the mean of the range of salaries considered in the survey group, with increases through fiscal 1999 made by the Compensation Committee based on its view of appropriate, competitive annual base salary levels for such executives without specific reference to such survey group. Actual total remuneration levels may range below or above target in any one year and over a period of years, based on performance against annual and long-term goals and return to shareholders. At the time of the IPO, the Company entered into employment agreements with the Chief Executive Officer and Messrs. Scullin and Silverstein under which a minimum base pay level for each individual was established.

    INCENTIVE AWARDS. The Company's incentive program provides for cash bonuses based on performance relative to predetermined objectives established for the year. For 1999, the target award rate was 70% for the Chief Executive Officer and the target award rate was 50% for Mr. Silverstein, 40% for Messrs. Scullin and Silva and 38% for Mr. Giles. Larger awards may be permitted from time to time if performance exceeds predetermined objectives. Smaller or no awards may be made if performance falls below such objectives. Eligible members of management, including the Chief Executive Officer and the other named executives, can defer receipt of a portion of their incentive award. For 1999, incentive bonuses payable to the Chief Executive Officer and the other named executives were based on specific earnings objectives established by the Compensation Committee in early 1999. Such goals for 1999 having been surpassed, actual 1999 incentive awards were determined to be 143% of the target levels for each of the named executive officers (see Summary Compensation Table above).

    STOCK-BASED COMPENSATION. The Board of Directors and the Compensation Committee are of the view that stock ownership or its equivalent by management aligns the interest of management with the Company's shareholders. Stock options are granted at fair market value and are intended to align executive compensation opportunities with shareholder returns. Stock options granted during 1999 were part of the Compensation Committee's customary annual review and these option grants were made at levels which the Compensation Committee determined to be appropriate long-term equity-based incentives to such executives. In determining the specific levels of individual option grants for fiscal 1999, including the Chief Executive Officer and each of the other named executive officers, the Compensation Committee considered and weighed a number of factors, including annual stock option grant levels of a peer group of retail companies, past levels of annual option grants to Company executives, the executive's position, salary and performance levels, and projected stock option grant values. Vesting of these stock options does not begin until three years from date of grant and then in one-third annual increments. Stock options are intended to provide long-term compensation incentive, and future grants of options or other awards will be periodically reviewed and determined by the Compensation Committee. Restricted stock awards in fiscal 1999 (see Summary Compensation Table above) were made by the Compensation Committee to the named executive officers based on such executives having exceeded certain pre-established performance objectives based on earnings and net return on assets, with Mr. Axelrod receiving an award equivalent to 195% of base salary, Mr. Silverstein receiving an award equivalent to 161% of base salary and Messrs. Scullin, Silva and Giles receiving awards equivalent to 139% of base salary. Such restricted stock vests two years from date of grant.

    OTHER. In 1999 the Compensation Committee implemented an executive split-dollar insurance arrangement and a supplemental retirement benefit arrangement for Mr. Axelrod (see "Supplemental Executive Retirement Compensation; Split-Dollar Insurance Arrangement" above). In reviewing these arrangements, the Compensation Committee considered similar arrangements among other similarly situated companies and implemented these arrangements based on the absence of a defined benefit retirement plan at the Company and to promote retention.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally allows a deduction to publicly traded companies for certain qualifying performance-based compensation.
Section 162(m), however, disallows a deduction to the extent of excess non-performance based compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. The Company believes that Section 162(m) deduction limits for fiscal 2000 will not be applicable or, if applicable, would not be material in terms of net financial effect or number of persons covered and therefore the Company does not intend to seek to restructure any fiscal 2000 compensation arrangements. The Company and the Compensation Committee will continue to monitor this matter.

                                      Compensation Committee of the
                                      Board of Directors

                                      Stanley P. Goldstein, Chairman
                                      Harold F. Compton
                                      Charles C. Conaway

PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative total shareholders' return on the Company's Common Stock on an annual basis from November 26, 1996 through December 31, 1999, with the cumulative total return on the Standard & Poor's Specialty Retail Index, the 13 Company Peer Group Index and the Standard & Poor's 500 Index for the same period. In accordance with the SEC rules, the returns are indexed to a value of $100 at November 26, 1996 and it is assumed that all dividends were reinvested.

    The 13 Company Peer Group Index is comprised of the following companies in the retail industry: Bed Bath & Beyond, Inc.; The Bombay Company, Inc.; Borders Group, Inc.; Jo-Ann Stores, Inc.; Haverty Furniture Companies, Inc.;
Lechters, Inc.; Michaels Stores, Inc.; Petsmart, Inc.; Pier 1 Imports, Inc.; Sharper Image Corporation; The Sports Authority, Inc.; Strouds, Inc.; and Williams-Sonoma, Inc. The returns of each issuer in the 13 Company Peer Group Index have been weighted according to the issuer's stock market capitalization at the beginning of each period for which a return is indicated.

   COMPARISON OF YEAR-END CUMULATIVE TOTAL RETURN OF LINENS 'N THINGS, INC.,
     STANDARD & POOR'S SPECIALTY RETAIL INDEX, 13 COMPANY PEER GROUP INDEX*
                        AND STANDARD & POOR'S 500 INDEX

                                 (See chart below)

                                                     11/26/96   12/31/96   12/31/97   12/31/98   12/31/99
                                                       ----       ----       ----       ----       ----
Linens 'n Things                                       $100       $127       $281       $511       $382
S&P Specialty Retail                                    100         92         92         79         56
13 Company Peer Group                                   100         96        114        135        123
S&P 500                                                 100        105        141        181        219

* Fabri-Centers of America, Inc. formally changed its name to Jo-Ann Stores, Inc. on September 1, 1998. General Nutrition Companies, Inc. no longer trades on the Nasdaq National Market System and as a result is excluded from this performance graph.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee is comprised of Messrs. Goldstein, Compton and Conaway. Mr. Goldstein was Chairman of the Board and an executive officer of CVS and Mr. Conaway is an executive officer of CVS. Immediately following the Company's 1996 IPO CVS owned approximately 32.5% of the Company's Common Stock. During 1997 CVS sold substantially all of its remaining equity interest in the Company's Common Stock in an underwritten secondary offering by the Company.

    CERTAIN TRANSACTIONS WITH RELATED PARTIES. The following are summary descriptions of certain agreements with CVS which were entered into in connection with the Company's 1996 IPO. The descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which have been filed with the SEC.

    LEASE GUARANTEES. CVS guaranteed the leases of certain stores operated by the Company prior to the IPO and charged a fee for that service. Since the IPO, CVS no longer charges the Company a fee for this service. Although CVS remains obligated under its existing guarantees of the Company's store leases entered into prior to the IPO, CVS will not enter into any additional guarantees of leases on behalf of the Company. The Company has agreed to indemnify CVS under the Stockholder Agreement for any losses arising in connection with these outstanding lease guarantees.

    TRANSITIONAL SERVICES AGREEMENT. CVS and the Company entered into a transitional services agreement (the "Transitional Services Agreement"), effective concurrently with the IPO, under which CVS has provided or caused to be provided to the Company certain specified services for a transitional period after the IPO, including check authorization and collection. The Transitional Services Agreement provides that the services would be provided in exchange for fees based on CVS's cost for such services.

    STOCKHOLDER AGREEMENT. The Company and CVS entered into a Stockholder Agreement in connection with the IPO. The Stockholder Agreement provided that the Company and CVS will indemnify each other against certain liabilities. In addition, pursuant to the Stockholder Agreement no person or group may acquire a majority of the beneficial ownership of the Common Stock of the Company unless
(i) CVS receives prior written notice that such person or group proposes to acquire such majority beneficial ownership and (ii) prior to such acquisition such person or group provides to CVS (unless waived by CVS in writing) a guarantee, in form and substance acceptable to CVS, of the obligations of the Company under the Stockholder Agreement to indemnify the CVS group in respect of the CVS lease guarantees. Upon such person or group acquiring majority ownership, CVS may terminate the provision of any or all of its services under the Transitional Services Agreement.

    TAX DISAFFILIATION AGREEMENT. CVS and the Company entered into a tax disaffiliation agreement (the "Tax Disaffiliation Agreement") in connection with the 1996 IPO that sets forth each party's rights and obligations with respect to payments and refunds, if any, with respect to taxes for periods before and after the IPO and related matters such as the filing of tax returns and the conduct of audits or other proceedings involving claims made by taxing authorities.

    In general, CVS is responsible for filing consolidated federal and consolidated, combined or unitary state income tax returns for periods through the date on which the IPO was completed, and paying the associated taxes. The Company will reimburse CVS for the portion of such taxes, if any, relating to the Company's businesses, provided that with respect to any combined and unitary state income taxes based in part on allocation percentages, the Company will reimburse CVS for the portion of such taxes attributable to the Company's businesses' contribution to the relevant allocation percentage. The Company will be reimbursed for tax attributes, such as net operating losses, when and to the extent that they are used on a consolidated, combined or unitary basis. The Company is responsible for filing and paying the taxes associated with all other tax returns for tax periods (or portions thereof) relating solely to the Company's businesses. CVS is responsible for preparing all income tax returns to be filed by the Company for tax periods that end on or before the date on which the IPO was completed.

    In general, the Company has agreed to indemnify CVS for taxes relating to a tax period (or portion) ending on or before the completion of the IPO to the extent such taxes are attributable to the Company's businesses or, in the case of any combined and unitary state income taxes based in part on allocation percentages, to the extent such taxes are attributable to the contribution of the Company's businesses to the relevant allocation percentage and CVS agreed to indemnify the Company for all other taxes relating to a tax period (or portion) ending on or before the completion of the IPO. The Tax Disaffiliation Agreement also provides that CVS will generally pay to the Company the net benefit realized by CVS relating to the Company's businesses from the carryback to tax periods (or portions) ending on or before the completion of the IPO of certain tax attributes of the Company arising in tax periods (or portions) beginning after the completion of the IPO.

    The Company and CVS have agreed not to take (or omit to take) any action that results in any increased liability relating to a tax period (or portion) ending on or before the completion of the IPO. The Company and CVS have each agreed to indemnify the other for liabilities arising as a result of the breach of this agreement. The Company also agreed to indemnify CVS for liabilities resulting from a breach by the Company of a similar agreement and certain other agreements contained in the Tax Disaffiliation Agreement among Footstar, Inc., Melville Corporation (CVS's predecessor) and their respective affiliates, to which the Company continues to be a party.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company as of February 1, 2000.

BENEFICIAL OWNER                                              NUMBER OF SHARES   PERCENT OF CLASS
----------------                                              ----------------   ----------------
Marsh & McLennan Companies, Inc. (1)........................     4,830,353            12.24%
FMR Corp. (2)...............................................     3,406,500             8.63%
AMVESCAP PLC (3)............................................     3,122,140             7.91%
American Express Company (4)................................     2,101,256             5.32%

------------------------

(1) Pursuant to an amended Schedule 13G dated February 7, 2000 and filed with the Securities and Exchange Commission (the "Commission") by Marsh & McLennan Companies, Inc., Putnam Investments, Inc., Putnam Investment Management, Inc., The Putnam Advisory Company, Inc. and Putnam Vista Fund, Marsh & McLennan Companies, Inc. has sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to no shares; Putnam Investments, Inc. has sole voting power and sole dispositive power with respect to no shares, shared voting power with respect to 485,200 shares and shared dispositive power with respect to 4,830,353 shares; Putnam Investment Management, Inc. has sole voting power, shared voting power and sole dispositive power with respect to no shares and shared dispositive power with respect to 3,380,450 shares; The Putnam Advisory Company, Inc. has sole voting power and sole dispositive power with respect to no shares, shared voting power with respect to 485,200 shares and shared dispositive power with respect to 1,449,903 shares; and Putnam Vista Fund has sole voting power, shared voting power and sole dispositive power with respect to no shares and shared dispositive power with respect to 2,646,400 shares. The address for Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036, and the address for Putnam Investments, Inc., Putnam Investment Management, Inc., The Putnam Advisory Company, Inc. and Putnam Vista Fund is One Post Office Square, Boston, Massachusetts 02109.

(2) Pursuant to a Schedule 13G dated February 14, 2000 and filed with the Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (collectively, "FMR Corp. Group"), FMR Corp. has sole voting power with respect to 62,200 shares and sole dispositive power with respect to 3,406,500 shares. The address for FMR Corp. Group is 82 Devonshire Street, Boston, Massachusetts 02109.

    On March 10, 2000, the FMR Corp. Group filed an amended Schedule 13G with the Commission, increasing beneficial ownership from 3,406,500 shares (8.63%) to 4,224,400 shares (10.71%).

(3) Pursuant to a Schedule 13G dated February 3, 2000 and filed with the Commission by AMVESCAP PLC on behalf of itself and its subsidiaries
    AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management &
    Research, Inc., INVESCO Realty Advisers, Inc. and INVESCO (NY) Asset Management, Inc. (collectively, "AMVESCAP"), AMVESCAP has shared voting power and shared dispositive power with respect to 3,122,140 shares. The address for AMVESCAP is 11 Devonshire Square, London, EC2M 4YR, England, and 1315 Peachtree Street, N.E., Atlanta, Georgia 30309.

(4) Pursuant to a Schedule 13G dated February 9, 2000 and filed with the Commission by American Express Company and American Express Financial Corporation (collectively, "American Express"), American Express has shared voting power and shared dispositive power with respect to 2,101,256 shares. The address for American Express Company is American Express Tower, 200 Vesey Street, New York, New York 10285; and for American Express Financial Corporation is IDS Tower 10, Minneapolis, Minnesota 55440.

    STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information as to beneficial ownership of the outstanding Common Stock of the Company as of February 1, 2000, by each director and nominee of the Company, each of the named executive officers listed in the Summary Compensation Table, and all executive officers and directors of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such shares. No director or executive officer beneficially owns more than one percent of the total outstanding Common Stock other than Mr. Axelrod who would be deemed beneficially to own 1% and all directors and executive officers as a group would be deemed beneficially to own 1.89% of the outstanding Common Stock.

                                             NO. OF                                          NO. OF
                                            SHARES OF                                       SHARES OF
                                             COMMON                                          COMMON
NAME OF BENEFICIAL OWNER                    STOCK(1)       NAME OF BENEFICIAL OWNER         STOCK(1)
------------------------                    ---------      -------------------------------  ---------
N. Axelrod................................   405,784(2)    S. Silverstein.................   108,736(3)
P. Beekman................................    18,967       H. Scullin.....................    69,273(4)
C. Conaway................................    15,967       B. Silva.......................    59,450
S. Goldstein..............................    15,967       W. Giles.......................    44,957
H. Compton................................     6,321
                                                           All executive officers and
                                                           directors as a group...........   745,422

------------------------

(1) Includes shares subject to stock options that were exercisable as of February 1, 2000 or will become exercisable within 60 days thereafter, as follows: Mr. Axelrod, 348,306; Mr. Beekman, 11,867; Mr. Conaway, 11,867;
    Mr. Goldstein, 11,867; Mr. Compton, 4,667; Mr. Silverstein, 91,876;
    Mr. Scullin, 50,509; Mr. Silva, 53,345; Mr. Giles, 38,345; and all directors and executive officers as a group, 622,649.

(2) Includes 400 shares held by Mr. Axelrod's minor children, as to which shares Mr. Axelrod disclaims beneficial ownership.

(3) Includes 800 shares held by Mr. Silverstein's minor children, as to which shares Mr. Silverstein disclaims beneficial ownership.

(4) Includes 1,000 shares held by Mr. Scullin's minor child and 1,000 shares held by Mr. Scullin's spouse, as to which shares Mr. Scullin disclaims beneficial ownership.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports regarding beneficial ownership of the Company's Common Stock with the Commission, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes all such filings were timely made other than a Form 4 which was inadvertently filed late on behalf of Mr. Beekman in connection with the purchase of 1,000 shares of the Company's Common Stock and an amended Form 5 which was inadvertently filed late on behalf of Mr. Silverstein in connection with the gift of 800 shares to his minor children.

                                     ITEM 2
                                APPROVAL OF THE
              ADOPTION OF THE 2000 STOCK AWARD AND INCENTIVE PLAN

GENERAL

    The Board of Directors has determined that it is in the best interests of the Company to adopt the 2000 Stock Award and Incentive Plan (the "2000 Plan"), with the approval of shareholders, to enhance the ability of the Company to link pay to performance on a tax-efficient basis. The Board of Directors and the Compensation Committee (the "Committee") believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company's growth and success. The 2000 Plan would allow the Company to grant performance-based awards including options, restricted and deferred stock, performance awards, stock appreciation rights ("SARs"), other types of awards based on the Company's Common Stock, and cash performance awards (collectively, "Awards").

    The Board of Directors and the Committee believe that a comprehensive compensation program which includes different types of incentives for motivating employees and rewards key employees for outstanding service can contribute to the Company's future success. In particular, the Company intends to use stock options and stock-related awards as an important element of compensation for executives and other employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's shareholders. In addition, annual incentive awards and other performance-based awards will provide incentives for achieving specific performance objectives. The Board of Directors and the Committee therefore view the 2000 Plan as a key part of the Company's compensation program.

REASONS FOR SHAREHOLDER APPROVAL

    The Board of Directors and the Committee seek shareholder approval of the 2000 Plan in order to satisfy certain legal requirements and to provide tax advantages to the Company and participants. Thus, approval of the 2000 Plan will meet certain listing requirements of the New York Stock Exchange.

    In addition, the Board of Directors and the Committee seek to preserve the Company's ability to claim tax deductions for compensation to the greatest extent practicable. Therefore, the Company is seeking shareholder approval of the material terms of performance awards to named executive officers under the 2000 Plan, in order to meet a key requirement for such awards to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the company's proxy statement). "Performance-based" compensation is not counted against the $1 million deductibility cap. If the 2000 Plan is approved by shareholders, performance awards intended by the Committee to qualify as "performance-based" compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all shareholders. For purposes of Code Section 162(m), approval of the 2000 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption "SHARES AVAILABLE AND AWARD LIMITATIONS," and the general business criteria upon which performance objectives for performance awards are based, described below under the caption "PERFORMANCE-BASED AWARDS." Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, shareholder approval of such business criteria will meet the requirements under Section 162(m) until 2005. Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of shares) is not subject to a time limit under
Section 162(m).

    Shareholder approval will also allow the Committee to designate options as "incentive stock options," if it chooses, to provide tax advantages to participants. These advantages are explained below.

DESCRIPTION OF THE 2000 PLAN

    The following is a brief description of the material features of the 2000 Plan. This description is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

    SHARES AVAILABLE AND AWARD LIMITATIONS. Under the 2000 Plan, the number of shares of Common Stock reserved and available for Awards will be 2,000,000 shares (which represents 5.07% of the outstanding Common Stock as of February 1, 2000). Of such 2.0 million shares available under the 2000 Plan, a maximum of 200,000 will be available for the issuance of Awards (for example, as restricted stock) other than nonqualified stock options and incentive stock options. As discussed below, these numbers are subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

    The 2000 Plan replaces both the Company's 1996 Incentive Compensation Plan and the 1996 Non-Employee Director Stock Plan (collectively, the "Preexisting Plans"), each of which Preexisting Plans would be terminated as to any future awards. Therefore, upon the effectiveness of the 2000 Plan, no future awards will be made under either of the Preexisting Plans, although outstanding awards under each of those plans will continue to be in effect. Other than the Preexisting Plans (which would be terminated as to future awards) and the proposed 2000 Plan, the Company has no plan in effect under which options and stock-based awards may be granted to employees or directors.

    Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award ("share counting rules") will be deemed to be available for new Awards under the 2000 Plan. These same "share counting rules" (e.g., shares subject to forfeiture or expired awards or awards settled in cash or otherwise terminated without issuance of shares or shares withheld or surrendered to satisfy tax withholding or payment of the exercise price of an award) will apply to outstanding awards under the Preexisting Plans, and any such shares which become available pursuant to such "share counting rules" for outstanding awards under the Preexisting Plans will become available for Awards under the 2000 Plan for purposes of determining the total number of shares which will become available under the 2000 Plan.

    Under the 2000 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2000 Plan may be either newly issued or treasury shares. On March 24, 2000, the closing price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $29.25 per share.

    In addition, the 2000 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 2000 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals one million shares plus the amount of the participant's unused Annual Limits relating to the same type of Award as of the close of the previous year, subject to adjustment for stock splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no participant may be granted Awards authorizing the earning during any year of an amount that exceeds the participant's Annual Limit which for this purpose equals $5 million plus the amount of the participant's unused cash Annual Limits as of the close of the previous year. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

    Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as "performance-based" generally must conform to requirements under
Section 162(m).

    ELIGIBILITY. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2000 Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. At present, approximately 550 persons would be eligible for Awards under the 2000 Plan.

    ADMINISTRATION. The 2000 Plan is administered by the Committee, except that the Board of Directors may appoint any other committee to administer the 2000 Plan and may itself act to administer the 2000 Plan. The Board of Directors must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the "Committee" below mean the committee or the full Board of Directors exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2000 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2000 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2000 Plan. Nothing in the 2000 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, or non-employee directors. The 2000 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2000 Plan.

    STOCK OPTIONS AND SARS. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2000 Plan may include "limited SARs" exercisable for a stated period of time following a "change in control" of the Company, as discussed below.

    RESTRICTED AND DEFERRED STOCK. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee, but restricted stock must vest over a minimum period of one year except in the case of the participant's death, disability or retirement, a change in control of the Company, or other special circumstances. An Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

    OTHER STOCK-BASED AWARDS, BONUS SHARES, AND AWARDS IN LIEU OF CASH OBLIGATIONS. The 2000 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions if such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

    PERFORMANCE-BASED AWARDS. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2000 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executives will be selected from among the following: (1) net sales;
(2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created;
(7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2000 Plan. The Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

    ANNUAL INCENTIVE AWARDS. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The performance objectives will be one or more of the performance objectives available for other performance awards under the 2000 Plan, as described in the preceding paragraph. As discussed above, annual incentive awards granted to named executives may be intended as

"performance-based compensation" not subject to the limitation on deductibility under Section 162(m) of the Code. The Committee generally must establish the performance objectives, the corresponding amount payable (subject to per-person limits), other terms of settlement, and all other terms of such awards not later than 90 days after the beginning of the fiscal year.

    OTHER TERMS OF AWARDS. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2000 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers to beneficiaries during the participant's lifetime, primarily for estate planning purposes.

    Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2000 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

    VESTING, FORFEITURES, AND ACCELERATION THEREOF. The Committee may, in its discretion, determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2000 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 25% or more of the voting power of the Company's voting securities, (ii) a change in the Board of Director's membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board of Directors in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company, or (v) any other event which the Board of Directors determines shall constitute a Change in Control for purposes of the 2000 Plan.

    AMENDMENT AND TERMINATION OF THE 2000 PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the Committee's authority to grant awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or stock exchange rule. The Board of Directors may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2000 Plan or broaden eligibility. Unless earlier terminated, the 2000 Plan will terminate at such time that no shares reserved under the 2000 Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

    Without the approval of shareholders, the Committee will not amend or replace previously granted options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of SEC Regulation S-K.

    Because future Awards under the 2000 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term, and stock-based compensation and other plans is presented in the Summary Compensation Table above, and in the Company's financial statements for the year ended January 1, 2000 included in the Annual Report to Shareholders which accompanies this Proxy Statement.

FEDERAL INCOME TAX IMPLICATIONS OF THE 2000 PLAN

    The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2000 Plan. The grant of an option (including a stock-based award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash received.

    Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's "basis" in such shares (generally, the tax "basis" is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

    The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

    With respect to other Awards granted under the 2000 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

    As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of
Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Under the 2000 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2000 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2000 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

    The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2000 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2000 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2000 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

    The Board of Directors considers the 2000 Plan to be in the best interests of the Company and its shareholders and recommends that shareholders vote "FOR" approval.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2000. KPMG LLP has served as the independent auditors of the Company since the Company's 1996 IPO. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Any proposal of a shareholder intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's Proxy Statement, Notice of Meeting and Proxy relating to the 2001 Annual Meeting, not later than December 1, 2000.

    The Company's Bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any Annual Meeting of Shareholders, or to bring business before an Annual Meeting of Shareholders of the Company. The Bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Bylaws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or, in the case of an Annual Meeting of Shareholders, by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before such meeting. Under the Bylaws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the Bylaws, a shareholder's notice must also contain certain information specified in the Bylaws.

                                 ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS HAS BEEN MAILED TO ALL SHAREHOLDERS OF RECORD. SHAREHOLDERS, UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY, 6 BRIGHTON ROAD, CLIFTON, NEW JERSEY 07015, MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON
FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND LIST OF EXHIBITS, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE 1999 FISCAL YEAR.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

                                                                       EXHIBIT A

                             LINENS 'N THINGS, INC.
                      2000 STOCK AWARD AND INCENTIVE PLAN

    1. PURPOSE. The purpose of this 2000 Stock Award and Incentive Plan (the "Plan") is to aid Linens 'n Things, Inc., a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

    2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

        (a) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

        (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

        (c) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

        (d) "Board" means the Company's Board of Directors.

        (e) "Change in Control" and related terms have the meanings specified in
    Section 9.

        (f) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

        (g) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

        (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

        (i) "Deferred Stock" means a right, granted to a Participant under
    Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

        (j) "Dividend Equivalent" means a right, granted to a Participant under
    Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

        (k) "Effective Date" means the effective date specified in
    Section 11(p).

        (l) "Eligible Person" has the meaning specified in Section 5.

        (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

        (n) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

        (o) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

        (p) "Option" means a right, granted to a Participant under
    Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

        (q) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

        (r) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (s) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

        (t) "Preexisting Plans" means the Company's 1996 Incentive Compensation Plan and 1996 Non-Employee Director Stock Plan.

        (u) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
    Section 162(m).

        (v) "Restricted Stock" means Stock granted to a Participant under
    Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

        (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (x) "Stock" means the Company's Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

        (y) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

    3.   ADMINISTRATION.

        (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

        (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify.

        (c) LIMITATION OF LIABILITY. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

    4.  STOCK SUBJECT TO PLAN.

        (a) OVERALL NUMBER OF SHARES AVAILABLE FOR DELIVERY. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,000,000 plus (ii) the number of shares subject to Awards under the Plan or awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above; and provided further, that the total number of shares which may be issued and delivered in connection with Awards other than Options shall not exceed 200,000 shares reserved under the Plan, subject to adjustment as provided in
    Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

        (b) SHARE COUNTING RULES. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award under the Plan or an award under any Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

    5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under
Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal one million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $5 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose,
(i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

    6.  SPECIFIC TERMS OF AWARDS.

        (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

        (b) OPTIONS. The Committee is authorized to grant Options to Participants on the following terms and conditions:

           (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

           (ii) OPTION TERM; TIME AND METHOD OF EXERCISE. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

           (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

        (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

           (i) RIGHT TO PAYMENT. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
       (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee.

           (ii) OTHER TERMS. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

        (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

           (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

           (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

           (iv) DIVIDENDS AND SPLITS. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

           (i) AWARD AND RESTRICTIONS. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

           (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

           (iii) DIVIDEND EQUIVALENTS. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

        (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

        (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

        (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this
    Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

        (i) PERFORMANCE AWARDS. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with
    Section 7.

    7.  PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS.

        (a) PERFORMANCE AWARDS GENERALLY. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

        (b) PERFORMANCE AWARDS GRANTED TO COVERED EMPLOYEES. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code
    Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

           (i) PERFORMANCE GOAL GENERALLY. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this
       Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;
       (3) net income or net income per common share (basic or diluted);
       (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created;
       (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

           (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

           (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with
       Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code
       Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

        (c)  ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED
    EMPLOYEES. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

           (i) GRANT OF ANNUAL INCENTIVE AWARDS. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of
       Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

           (ii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

        (d) WRITTEN DETERMINATIONS. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

    8.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

        (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

        (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

        (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

        (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. With respect to a Participant who is then subject to the reporting requirements of
    Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

        (e) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

        (f) LIMITATION ON VESTING OF CERTAIN AWARDS. Restricted Stock will vest over a minimum period of three years except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding,
    (i) Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this
    Section 8(f), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

    9.  CHANGE IN CONTROL.

        (a) EFFECT OF "CHANGE IN CONTROL" ON NON-PERFORMANCE BASED AWARDS. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under
    Section 9(b), unless otherwise provided by the Committee in the Award document:

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
           (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 11(a);

           (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

           (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

        (b) EFFECT OF "CHANGE IN CONTROL" ON PERFORMANCE-BASED AWARDS. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

        (c) DEFINITION OF "CHANGE IN CONTROL." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

           (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 25% or more of the combined voting power of the Company's or such subsidiary's then outstanding securities;

           (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

           (iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

           (iv) the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

           (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

        (d) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

    10.  ADDITIONAL AWARD FORFEITURE PROVISIONS.

        (a) FORFEITURE OF OPTIONS AND OTHER AWARDS AND GAINS REALIZED UPON PRIOR OPTION EXERCISES OR AWARD SETTLEMENTS. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in
    Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

           (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

           (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

        (b)  EVENTS TRIGGERING FORFEITURE.  The forfeitures specified in
    Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

           (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this
       Section 10(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

           (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

           (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

        (c) AGREEMENT DOES NOT PROHIBIT COMPETITION OR OTHER PARTICIPANT ACTIVITIES. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in
    Section 10(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

        (d) COMMITTEE DISCRETION. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

    11.  GENERAL PROVISIONS.

        (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

        (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

        (c) ADJUSTMENTS. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or

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
    reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code
    Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

        (d)  TAX PROVISIONS.

           (i) WITHHOLDING. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

           (ii) REQUIRED CONSENT TO AND NOTIFICATION OF CODE SECTION 83(B) ELECTION. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code
       Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the

       Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

           (iii) REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE SECTION 421(B). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

        (e) CHANGES TO THE PLAN. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

        (f) RIGHT OF SETOFF. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

        (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

        (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

        (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (j) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

        (k)  CERTAIN LIMITATIONS RELATING TO ACCOUNTING TREATMENT OF
    AWARDS. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8(c), 8(d), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and
    (ii) if the authority of the Continuing Directors to determine that an event shall not constitute a Change in Control or other authority under
    Section 9(c) would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

        (l) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

        (m) AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

        (n) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

        (o) SEVERABILITY; ENTIRE AGREEMENT. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

        (p) PLAN EFFECTIVE DATE AND TERMINATION. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                                   Detach Here

                                      PROXY

                             LINENS `N THINGS, INC.

                                  MAY 10, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             LINENS `N THINGS, INC.

       The undersigned hereby appoints Brian D. Silva, William T. Giles and Denise Tolles, and each of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated all of the shares of stock of Linens n' Things, Inc. ( the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey on May 10, 2000 and at any adjournment or postponement of such meeting.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2. PLEASE VOTE PROMTPLY.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                   DETACH HERE

      Please mark
/X/   votes as in
      this example.

1.     ELECTION OF TWO DIRECTORS

       To elect (01) Philip E. Beekman as director for a three-year term:

                       For               Withheld

                       / /                  / /

To elect  (02) Harold F. Compton as director for a three-year term.

                       For               Withheld

                       / /                 / /


2.     To approve the adoption of the 2000 Stock Award and Incentive Plan.

                       For                Against             Abstain

                       / /                  / /                 / /

                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      / /

                     Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please print the full corporate name and sign by president or other authorized officer. If a partnership, please print the full partnership name and sign by authorized person.

Signature:________________________________________________ Date:________________


Signature:________________________________________________ Date:________________